Exhibit 99.1

                          STOCK SUBSCRIPTION AGREEMENT
                                       FOR
                    GREENTECH TRANSPORTATION INDUSTRIES INC.


1.   SUBSCRIPTION:The     undersigned,     ___________________________,     (the
     "Subscriber") hereby Subscribes for the purchase of _______ shares of Greentech Transportation Industries Inc., a Nevada Corporation ("the Company"), in consideration of the sum of $_________ and submits the total subscription price with this Subscription Agreement. Such subscription is subject to the following terms and conditions;

     a. No certificate(s) for share(s) shall be issued to the undersigned until the entire stock subscription price is paid; and,
     b. The certificate(s) representing the share(s) delivered pursuant to this subscription agreement may bear a restrictive legend.

2.   REPRESENTATIONS   AND  WARRANTIES:   The  undersigned   Subscriber   hereby
     represents and warrants to the Company:

     a. The undersigned Subscriber is not an underwriter and would be acquiring the Company's stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;
     b. The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the stock would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the stock subscribed for herein;
     c. The stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying whether voluntary or not;
     d. To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any stock acquired pursuant to this Agreement shall be without preference as to assets;
     e. The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any stock of the Company or to cause or permit such stock to be transferred in the absence of any such registration or exemption;
     f. The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber has been given: (1) All material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; and (3) an opportunity to question the appropriate executive officers of the Company;
     g. The Subscriber has satisfied the suitability standards imposed by his or her applicable state laws and has a preexisting personal and business relationship with the Company;
     h. The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for and indefinite period of time);

     i. The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements;

3. LIMITED POWER OF ATTORNEY: The undersigned Subscriber hereby constitutes and appoints and grants to a Director of the Issuer, a limited power of attorney for the limited purpose of causing proper reporting and disclosure in connection with this subscription, and in that connection, to sign for him and act in his name, place and stead, in any and all capacities to execute any and all documents to be filed with the US Securities and Exchange Commission and any governmental agency, federal, state or otherwise in connection with any securities filings, including, but not limited to: amendments, exhibits, agreements, concerning shareholders granting said limited attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said limited attorney-in-fact and agent of his substitutes, may lawfully do or cause to be done by virtue thereof.

4.   STATUS OF PURCHASER:

     [ ] I am not a member of, or an associate or affiliate of a member of the National Association of Securities Dealers.

     [ ] I am a member of, or an associate or affiliate of a member of the National Association of Securities Dealers. Attached is a copy of an agreement signed by the principal of the firm with which I am affiliated agreeing to my participation in this investment.

5. MISCELLANEOUS: This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives. The law of the State of Nevada shall govern the rights of the parties to this Agreement. This Agreement is not assignable without the prior written consent of the Company, any attempt to assign the rights, duties, or obligations which arise under this Agreement without the Company's prior express written consent shall be void.

     The undersigned Subscriber hereby declares and affirms that he or she has read the within and foregoing Subscription Agreement, is familiar with the contents thereof and agrees to abide by their terms and conditions therein set forth, and knows the statements therein to be true and correct.

     I hereby consent to the use of my name in any prospectus or registration statement which may be filed in connection with any public offering of the Company's securities.


                       SIGNATURE PAGE FOLLOWS IMMEDIATELY

IN WITNESS WHEREOF, the parties have executed and dated this SUBSCRIPTION AGREEMENT as follows:


Dated this _____ day of __________, 201__.


                                               SUBSCRIBER

SHARES:
       -------------                           ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Printed Name of Purchaser

                                               ---------------------------------
                                               Address

                                               ---------------------------------
                                               Address

                                               ---------------------------------
                                               I.D. Number

                              Form of Payment: Check
                                                    ----------------------------

                                               Other
                                                    ----------------------------


ACCEPTED BY:

Greentech Transportation Industries Inc.



By:
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